Exhibit 4.4

                               FIRST AMENDMENT TO
                                CREDIT AGREEMENT


       THIS FIRST AMENDMENT TO CREDIT AGREEMENT (the "First Amendment"), dated as of May 30, 1996, amends the Credit Agreement (the "Credit Agreement") dated as of September 27, 1995 by and among Midwest Express Holdings, Inc. (the "Company"), Firstar Bank Milwaukee, N.A., ("Firstar"), M&I Marshall & Ilsley Bank ("M&I"), and Bank One, Milwaukee, NA ("Bank One") (Firstar, M&I and Bank One are sometimes referred to collectively herein as the "Banks").

       1. Definitions. Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

       2. Amendments. The parties hereby agree to amend the Credit Agreement as follows:

              (a) Section 5.1(d) is deleted in its entirety and the following inserted in its place:

              (b) Section 5.1(e) is redesignated as Section 5.1(f) and a new
       Section 5.1(e) is inserted as follows:

                     "(e) (i) indebtedness secured by purchase money liens on
              aircraft; (ii) indebtedness arising from the refinancing of aircraft leases (including without limitation indebtedness arising under that certain Lease Intended as Security dated as of May 30, 1996 among Astral Aviation, Inc., Midwest Express Holdings, Inc., Midwest Express Airlines, Inc. and Bank One (the "Lease Agreement")), provided that: (x) with respect to lease refinancings as to which Astral Aviation, Inc. is lessee, the principal amount of indebtedness being refinanced with respect to any aircraft lease does not exceed the subject aircraft's corresponding appraised value, all as set forth on the Schedule of Lease Refinancing attached to the First Amendment and (y) with respect to lease refinancings as to which Midwest Express Airline, Inc. is lessee, such refinancings do not increase the principal amount outstanding under such leases, and (iii) brokers' fees incurred in connection with the refinancings described in section 5.1(e)(ii); and "

              (c) The period at the end of Section 5.7 is deleted, the word "and" is deleted immediately before "(iii)" and the following is inserted at the end of Section 5.7:


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                     "and (iv) pursuant to guaranties by Astral Aviation, Inc.,
              Midwest Express Holdings, Inc. and/or Midwest Express Airlines, Inc. executed in connection with the transactions permitted pursuant to sections 5.1(e)(i) and 5.1(e)(ii) hereof, provided that the terms of such guaranties are substantially consistent in substance with the terms of that certain Guarantee of Midwest Express Holdings, Inc. and Midwest Express Airlines, Inc. dated as of May 30, 1996 in favor of Bank One pursuant to the Lease Agreement; and (v) pursuant to those certain guaranties of Midwest Express Airlines, Inc. and Astral Aviation, Inc. dated as of September 27, 1995 in favor of Kimberly-Clark Corporation."

              (d) The period at the end of Section 9.1(o)(iii) is deleted and the following is inserted immediately thereafter:

                     "or sections 5.1(e)(i) and 5.1(e)(ii)."

       3. Conditions Precedent. This First Amendment shall become effective upon the execution thereof by the Company and the Banks and delivery thereof to the Banks.

       4. Representations and Warranties. The Company certifies that the representations and warranties contained in the Credit Agreement are true and correct as of the date of this First Amendment, and that no condition, event, act or omission has occurred which, with the giving of notice or passage of time, or both, would constitute an Event of Default under the Credit Agreement.

       5. Full Force and Effect. Except as provided herein, all of the terms and conditions set forth in the Credit Agreement, and all additional documents entered into in connection with the Credit Agreement, shall remain unchanged and shall continue in full force and effect as originally set forth.

       6. Binding Effect. This First Amendment shall be binding upon the parties hereto and their respective successors and assigns.


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       IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Credit Agreement as of the date first set forth above.


                                           MIDWEST EXPRESS HOLDINGS, INC.


                                           By:
                                              ----------------------------------
                                           Title:
                                                 -------------------------------


                                           FIRSTAR BANK MILWAUKEE, N.A.


                                           By:
                                              ----------------------------------
                                           Title:
                                                 -------------------------------


                                           M&I MARSHALL & ILSLEY BANK


                                           By:
                                              ----------------------------------
                                           Title:
                                                 -------------------------------


                                           BANK ONE, MILWAUKEE, NA


                                           By:
                                              ----------------------------------
                                           Title:
                                                 -------------------------------


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